UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2013

Sanomedics International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54167	27-3320809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Brickell Avenue, Suite 415, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (305)433-7814 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 27, 2013, Sanomedics International Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement with Asher Enterprises, Inc. (“Asher”) for the sale of a convertible promissory note (the “Note”) in the principal amount of $73,500. On August 30, 2013, Asher executed the Securities Purchase Agreement and funded the Company pursuant to the terms thereof. The Company received net proceeds from the issuance of the Note in the amount of $70,000, after reimbursement of Asher’s expenses in connection with the transaction.

The Note, which is due on May 29, 2014, bears interest at the rate of 8% per annum which is payable at maturity. Upon an event of default, the principal and all accrued interest becomes immediately due and payable. In the event of a default under the Note, interest accrues at the rate of 22% per annum. An event of default includes (i) our failure to pay the amounts due at maturity, (ii) our failure to issues shares upon the conversion of the Note, (iii) a breach of any covenant, representation and warranty or material term of the Note or Securities Purchase Agreement, (iv) the liquidation of the Company or if we cease operations, (v) if we should file bankruptcy, if a receiver or trustee is appointed for the Company or its assets, or if a judgment of at least $50,000 is entered against our Company, or (vi) if our common stock is no longer quoted on the OTCBB or if we undertake a reverse stock split without at least 20 days written notice, among other events.

All principal and accrued interest on the Note is convertible into shares of the Company’s common stock at the election of Asher at any time after 180 days from issuance of the Note at a variable conversion price equal to a 42% discount to the average of the lowest three (3) closing bid prices of the common stock during the ten (10) trading day period prior to conversion. Failure of the Company to deliver shares to Asher upon conversion shall result in a payment to Asher of $2,000 in cash per day or, at Asher’s option, such amount being added to the principal amount of the Note. In addition, should we (i) make a public announcement that we intend to consolidate or merge with any other entity (unless the Company is the surviving corporation) or sell all or substantially all of our assets, or (ii) any person, entity or group publicly announces a tender offer for at least 50% of our common stock, then the conversion price will be the lower of the conversion price that would have been applicable on the announcement date or the variable conversion price. Asher agreed to restrict its ability to convert the Note and receive shares of the Company’s common stock if the number of shares of common stock beneficially held by Asher and its affiliates in the aggregate after such conversion exceeds 9.99% of the then outstanding shares of our common stock.

The Company has the right up to one hundred eighty (180) days following the date of the Note to prepay the Note at up to 135% of all amounts owed to Asher depending upon when the prepayment is effectuated. After the expiration of the one hundred eighty (180) days following the date of the Note, the Company will have no further right of prepayment.

While the Note is outstanding, the Company agreed, among other items, not to make any distributions on its stock, not to repurchase any shares, not to incur certain liabilities for borrowed money or sell assets outside of the ordinary course of business.

For six (6) months after the closing, the Company agreed that it would not conduct any equity (or debt with an equity component) financing in an amount less than $100,000 without first providing Asher with a 72 hour notice and Asher has a right of first refusal to purchase the securities to be offered in the proposed transaction upon the same terms and conditions. This right of first refusal does not apply to (i) a firm commitment underwritten offering, or (ii) issuances of securities as consideration in a merger, consolidation or purchase of assets, or in connection with a joint venture or strategic partnership, or the disposition or acquisition of a business, product or license by the Company. The right of first refusal also does not apply to securities issued upon the conversion or exercise of current outstanding securities or the grants of any awards under a plan approved by the Company’s stockholders.

For all the terms and conditions of the Securities Purchase Agreement and Note described above, reference is hereby made to such documents which are filed as Exhibit 10.47 and Exhibit 10.48, respectively, to this report.

Item 3.02     Unregistered Sales of Equity Securities.

On August 27, 2013 the Company issued the Note to Asher as described earlier in this report. Asher is an accredited or otherwise sophisticated investor who had access to business and financial information concerning the Company. The issuance of the Note was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act. We are using the proceeds of the funding for working capital.

Item 7.01     Regulation FD Disclosure

On September 3, 2013 the Company issued a press release announcing that it had completed the previously announced acquisition of Prime Time Medical, Inc. for a total purchase price of $3,100,000, effective August 30, 2013. The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

10.47	Securities Purchase Agreement dated August 27, 2013 between Sanomedics International Holdings, Inc and Asher Enterprises, Inc.

10.48	Convertible Promissory Note dated August 27, 2013 between Sanomedics International Holdings, Inc and Asher Enterprises, Inc.

99.1	Press release of Sanomedics International Holdings, Inc., dated September 30, 2013 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanomedics International Holdings, Inc.

Date: September 3, 2013	By:	/s/ David C. Langle
David C. Langle
Chief Financial Officer